UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 2, 2021
Date of report (Date of earliest event reported)

Surmodics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.05 par value	SRDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01Entry into a Material Definitive Agreement.

Purchase Agreement and Put and Call Agreement

On July 2, 2021, (i) Surmodics, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among SurModics MD, LLC, a wholly owned subsidiary of the Company (“SMD”), the Company and the shareholders of Vetex Medical Limited (“Vetex”) named therein, and (ii) SMD entered into a Put and Call Option Agreement with the shareholders of Vetex named therein (the “Put and Call Agreement”) (together with the Purchase Agreement, the “Transaction Documents”) pursuant to which SMD, in transactions guaranteed by the Company, agreed to purchase all of the outstanding shares of Vetex for an initial cash payment of $39.9 million (subject to adjustment for certain balance sheet items) and additional cash payments of up to $7.0 million, $3.5 million of which are guaranteed, based upon achievement of certain product development and regulatory milestones, subject to certain adjustments (including adjustments for cash, liabilities, and indebtedness).  Vetex, based in Galway, Ireland, develops and manufactures medical devices focused on venous clot removal solutions.

The parties to the Purchase Agreement made certain customary disclosures, representations, warranties and covenants to the other parties to the Purchase Agreement.  The Purchase Agreement and related documents also include customary provisions for a share purchase under Irish law.

The text of the Purchase Agreement is attached as Exhibit 2.1 to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or Vetex in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specified dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to the limitations agreed upon by the parties to the Purchase Agreement, including being qualified by a disclosure letter provided by the parties in connection with the execution of the Purchase Agreement. Such disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement have been made for the purposes of allocating risk between the parties to the Purchase Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Company or Vetex. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or Vetex or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Purchase Agreement and the Put and Call Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Put and Call Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Amendment to Credit Agreement

On July 2, 2021, the Company entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with Bridgewater Bank, a Minnesota banking corporation (“Bridgewater”) amending that certain Loan and Security Agreement dated as of September 14, 2020 among the Company, certain subsidiaries of the Company party thereto, and Bridgewater (the “Loan Agreement”).  Among other things, the Amendment (a) provides that the Company’s Current Ratio (as defined in the Loan Agreement) may not be less than (i) 1.50 to 1.00 for the fiscal quarters ending on each of June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022 and (ii) 2.50 to 1.00 for the quarter ending June 30, 2022 and each fiscal quarter thereafter, and (b) increases the amount of the permitted acquisitions the Company may make under the Loan Agreement to $50 million following the effective date of the Amendment. The Company borrowed $10 million under the Loan Agreement in connection with the acquisition of Vetex.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

On July 2, 2021, the Company, through its wholly owned subsidiary SMD, completed the acquisition of the legal interest in 100% of the outstanding shares of Vetex pursuant to the Purchase Agreement further described above.  The information set forth above under “Purchase Agreement and Put and Call Agreement” under Item 1.01 with respect to the identities of the persons from whom the shares of Vetex were acquired and the nature and amount of consideration given for the shares of Vetex that were acquired by the Company is hereby incorporated by reference into this Item 2.01.  Cash paid of $39.9 million for the initial purchase price was made at closing utilizing cash on hand of the Company and $10 million of funds borrowed under the Loan Agreement.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Amendment to Credit Agreement” under Item 1.01, and the information set forth above under Item 2.01 with respect to the borrowing of funds under the Loan Agreement, are hereby incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On July 6, 2021, the Company issued a press release announcing the acquisition of Vetex. The press release is furnished as Exhibit 99.1 hereto.  On July 6, 2021, the Company posted an investor presentation to the Investors section of its website. The investor presentation is furnished as Exhibit 99.2 hereto.  The information contained in Exhibit 99.1 and Exhibit 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8‑K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under Section 18 of the Exchange Act.  Furthermore, the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial statements are not required in connection with the acquisition of Vetex pursuant to Rule 3-05 of Regulation S-X.

(b)	Pro Forma Financial Information

Pro forma financial information is not required in connection with the acquisition of Vetex pursuant to Article 11 of Regulation S-X.

(d)	Exhibits.

Exhibit Index:

Exhibit Number	Description

2.1

Share Purchase Agreement by and among Surmodics, Inc., SurModics MD, LLC, and the shareholders of Vetex Medical Limited named therein dated as of July 2, 2021 (excluding certain schedules and exhibits, which Surmodics, Inc. agrees to furnish to the Securities and Exchange Commission upon request)

2.2

Put and Call Option Agreement by and among SurModics MD, LLC and the shareholders of Vetex Medical Limited named therein dated as of July 2, 2021 (excluding schedules and exhibits, which Surmodics, Inc. agrees to furnish to the Securities and Exchange Commission upon request)

10.1	First Amendment to Loan and Security Agreement dated as of July 2, 2021 by and among Surmodics, Inc., the other loan parties party thereto, and Bridgewater Bank

99.1	Press Release dated July 6, 2021

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: July 6, 2021	/s/ Gordon S. Weber
Gordon S. Weber
Senior Vice President of Legal, General Counsel and Secretary